Exhibit 23.2
                                                                    ------------

                                     ARTHUR
                                    ANDERSEN



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Warwick Community Bancorp, Inc. of our report dated February 3, 1999 relating to the consolidated statements of financial condition of Warwick Community Bancorp, Inc. and subsidiaries as of December 31, 1998 and May 31, 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the seven months ended December 31, 1998 and for each of the years in the two-year period ended May 31, 1998, included in Warwick Community Bancorp, Inc.'s Transition Report on Form 10-K for the transition period from June 1, 1998 to December 31, 1998 and to all references to our Firm included in this Registration Statement.




                                                  /s/ Arthur Andersen LLP


New York, New York
June 24, 1999